UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2018

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10026 West San Juan Way Littleton, CO	80127
(Address of Principal Executive Offices)	(Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Retention Bonuses

On May 30, 2018, the compensation committee of the board of directors (the “Compensation Committee”) of CPI Card Group Inc. (the “Company”) approved cash retention bonuses (the “Retention Bonuses”) for certain employees of the Company, including Lane Dubin, a named executive officer of the Company. The Retention Bonuses are intended to incentivize and retain the recipients and ensure that they remain focused on executing the Company’s strategic initiatives.  Mr. Dubin was awarded a Retention Bonus in the amount of $200,000.  The Retention Bonuses will be paid on or about March 29, 2019 provided the recipient is in good performance standing and remains continuously employed by the Company through such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CPI CARD GROUP INC.

Date: June 5, 2018	By:	/s/ Lisa Jacoba
	Name:	Lisa Jacoba
	Title:	Chief Human Resources Officer